Exhibit 10.1

AMENDMENT NO. 2 TO
CREDIT AGREEMENT

Dated as of March 31, 2006

AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) among ACCO Brands Corporation, a Delaware corporation (the “Company”), ACCO Nederland Holdings B.V.(as successor to Furlon Holding B.V.), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands (the “Dutch Borrower”), ACCO Brands Europe Ltd., a limited company organized under the laws of England and Wales with registered number 5532999 (the “U.K. Borrower” and, together with the Company and the Dutch Borrower, the “Borrowers”), the Lenders listed on the signature pages hereto, Citicorp North America Inc., as administrative agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS

(1) WHEREAS, the Borrowers are parties to a certain Credit Agreement, dated as of August 17, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement” (terms used herein without definition in this Amendment have the meanings given such terms by the Credit Agreement)), among the Borrowers, the Lenders, the Administrative Agent and the other parties named therein;

(2) WHEREAS, the Borrowers have requested that the Requisite Lenders agree to amend certain provisions of the Credit Agreement;

(3) WHEREAS, the Requisite Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend certain provisions of the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Amendment. As of the Effective Date (as defined in Section 3), the Credit Agreement is hereby amended as follows:

(a)  the definition of “Responsible Officer” contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

   “Responsible Officer” means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, vice president (finance and accounting), treasurer or controller of such Person.

(b)  a new definition is added to Section 1.1 of the Credit Agreement in appropriate alphabetical order as follows:

“Available Basket Amount” means, at any date of determination, the excess of (i) the sum of (A) $35.0 million plus (B) the amount of Excess Cash Flow for the period from January 1, 2006 through the end of the last Fiscal Year ending at least 101 days prior to such date of determination that was not required to prepay Term Loans pursuant to Section 2.9(b) (Mandatory Prepayments) (assuming for this purpose that no credit was available against the Company’s obligation to prepay Term Loans out of Excess Cash Flow) over (ii) the cumulative amount applied to repay Subordinated Debt prior to such date of determination pursuant to Section 8.6(iii) (Prepayment of Subordinated Debt).

(c)  the final proviso to Section 2.9(b) of the Credit Agreement is deleted and replaced with the following:

“provided, further, that the Borrowers’ obligations to prepay Term Loans pursuant to this clause (b) shall be reduced in an amount equal to the aggregate Dollar Equivalent amount of (x) Term Loans optionally prepaid by the Borrowers pursuant to Section 2.8(b) (Optional Prepayments) during such Fiscal Year plus (y) the lesser of (A) the amount of Subordinated Debt prepaid by the Borrowers pursuant to Section 8.6(iii) (Prepayment of Subordinated Debt) during such Fiscal Year and (B) the amount set forth in the foregoing clause (x).”

(d)  Section 6.1(b) of the Credit Agreement is amended by adding the following proviso at the end thereof immediately prior to the final period in such clause:

“; provided, that the certificate of the Company Accountants with respect to whether the Company Accountants have become aware of any such Event of Default may be provided at the time of delivery of the Compliance Certificate relating to such fiscal year”

(e)  Section 8.6 of the Credit Agreement is deleted and replaced with the following:

“Section 8.6 Prepayment of Subordinated Debt.

None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy (“prepay”) prior to the scheduled maturity thereof in any manner, or make any payment in contravention of any subordination terms of, any Subordinated Debt; provided, that, notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing at the time of any such prepayment, the Company may prepay Subordinated Debt (i) in connection with a Permitted Refinancing of such Subordinated Debt pursuant to Section 8.1(p) (Indebtedness), (ii) out of the Net Cash Proceeds of an Excluded Issuance within 365 days of the consummation of such Excluded Issuance and (iii) in an amount not to exceed (measured at the time of any prepayment pursuant to this clause (iii)) the Available Basket Amount; pro-

vided, that in the case of this clause (iii) after giving effect to such prepayment, (x) the sum of the Dollar Equivalent amount of (A) the unused portion of the Revolving Credit Commitments plus (B) the aggregate unrestricted cash balance (including Cash Equivalents) of the Company and its Subsidiaries at such time is not less than $50,000,000 and (y) the Borrowers would be in pro forma compliance with each of the financial covenants contained in Article V (Financial Covenants) as of the last day of the most recent Fiscal Quarter or Fiscal Year for which a Compliance Certificate has been delivered pursuant to clause (c) of Section 6.1 (Financial Statements).”

(f)  Section 10.8(b)(iv) of the Credit Agreement is amended by adding the following immediately after the last parenthetical contained therein:

“and the Stock or Stock Equivalents of any Person upon the winding up or dissolution of such Person pursuant to a transaction that does not otherwise violate any prohibition contained in the Credit Agreement”.

SECTION 2.  Conditions to Effectiveness. This Amendment shall become effective when, and only when, and as of the date (the “Effective Date”) on which (a) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrowers and the Requisite Lenders, (b) the Company shall have prepaid not less than $25.0 million of U.S. Term Loans following March 27, 2006, pursuant to Section 2.8(b) of the Credit Agreement and shall have elected to apply such prepayment entirely to the scheduled payment of principal on the U.S. Term Loans that is due on the U.S. Term Loan Maturity Date, (c) the Administrative Agent shall have received a certificate signed by a duly authorized officer of the Company dated the Effective Date, to the effect that, after giving effect to this Amendment: (i) the representations and warranties contained in each of the Loan Documents are true and correct in all material respects on and as of the Effective Date as though made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); and (ii) no Default has occurred and is continuing.

SECTION 3.  Representations and Warranties. The Borrowers represent and warrant as follows:

(a)  The representations and warranties contained in each of the Loan Documents are true and correct in all material respects on and as of the date of this Amendment, as though made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(b)  No Default has occurred and is continuing on the date hereof.

SECTION 4.  Reference to and Effect on the Loan Documents. (a) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Agreement”, “thereunder”, “thereof”, or words of like import re-

ferring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as modified hereby.

(b)  The Credit Agreement and each of the other Loan Documents, as specifically modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Credit Agreement or the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or the other Loan Documents.

SECTION 5.  GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE COLLATERAL TRUSTEES OR THE AGENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 7.  Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 8.  Costs and Expenses. The Borrowers hereby agree to pay all reasonable costs and expenses of the Administrative Agent associated with the preparation, execution, delivery, administration, and enforcement of this Amendment, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s counsel and other out-of-pocket expenses related hereto. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ACCO Brands Corporation,
as U.S. Borrower

By:  /s/ Neal V. Fenwick
        Name:  Neal V. Fenwick
        Title:  Executive Vice President and Chief Financial Officer

ACCO Brands Europe Ltd.,
as U.K. Borrower

By:  /s/ Neal V. Fenwick____________________________
        Name:  Neal V. Fenwick
        Title:  Director

ACCO Nederland Holdings B.V.,
as Dutch Borrower

By:  /s/ Paul Chapman____________________________
        Name:  Paul Chapman
        Title:  Director

Citicorp North America, Inc.,
as Administrative Agent

By:  /s/ Myles Kassin___________________________
        Name:  Myles Kassin
        Title:  Vice President